SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On October 31, 2017, Todd E. Tyler notified PAR Technology Corporation (the “Company”) of his intention to resign from the Board of Directors of the Company and from the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee thereof, in each case effective upon the appointment of his duly qualified successor. The Company believes Mr. Tyler’s resignation is related to his disagreement with a director concerning the composition of the Company’s Board of Directors and its efficiencies with respect to governance matters, and that Mr. Tyler’s resignation is not the result of a disagreement as to the Company’s current business strategies. Mr. Tyler’s letter of resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(b)        On October 31, 2017, Paul Eurek notified the Company of his intention to resign from the Board of Directors of the Company and from the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee thereof, in each case effective upon the earlier of the appointment of his duly qualified successor or December 31, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Todd E. Tyler’s Letter of Resignation dated October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: November 3, 2017	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial and Accounting Officer)